Exhibit (h.26)

Exhibit A

iShares Trust

Focused Value Select Index

Russell 1000® Growth Index

Russell 1000® Index

Russell 1000® Pure Domestic Exposure Index

Russell 1000® Value Index

Russell 2000® Growth Index

Russell 2000® Index

Russell 2000® Value Index

Russell 2500™ Index

Russell 3000® Index Russell Microcap® Index

Russell Midcap® Growth Index

Russell Midcap® Index

Russell Midcap® Value Index

Russell Top 200® Index

Russell Top 200® Growth Index

Russell Top 200® Value Index

Russell US Large Cap Factors Blend Style Index

Russell US Large Cap Factors Growth Style Index

Russell US Large Cap Factors Value Style Index

Russell US Mid Cap Factors Blend Style Index

Russell US Small Cap Factors Blend Style Index